EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides First Quarter 2014 Unaudited Statutory Results for Phoenix Life Insurance Company (PLIC) and Estimated Operating Metrics

●	PLIC statutory surplus and asset valuation reserve of $780.2 million, increased $45.0 million, or 6%, from year-end 2013

●	PLIC estimated risk-based capital ratio of 347%, up from 337% at year-end 2013

●	PLIC statutory net gain from operations of $43.8 million

Hartford, Conn., May 15, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today provided first quarter 2014 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and estimated operating metrics for the same period.

    “PLIC’s first quarter statutory results were strong, driven by favorable mortality. Investment performance also remained solid. Statutory surplus grew by 6% from year end, even after the life company paid dividends to the parent,” said James D. Wehr, president and chief executive officer.

    “On April 1, we filed the 2012 Form 10-K containing our restated GAAP financial statements, and by May 5, we completed all filing obligations relating to 2012 audited and unaudited GAAP and statutory financial statements. We continue to work diligently to return to timely SEC filing status as we also execute on our business strategy and focus on growth,” Mr. Wehr said.

FIRST QUARTER 2014 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

    PLIC today filed its unaudited statutory financial results for the quarter ended March 31, 2014 with the New York State Department of Financial Services on time. The following are highlights from that filing:

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PLIC’s statutory surplus and asset valuation reserve was $780.2 million at March 31, 2014 and $735.2 million at Dec. 31, 2013. The $45.0 million increase reflects earnings in the first quarter partially offset by $14.6 million in dividends PLIC paid to the parent holding company and $7.0 million in net negative prior period adjustments.

●	PLIC’s estimated risk-based capital ratio was 347% at March 31, 2014, compared with 337% at Dec. 31, 2013.
●	PLIC reported a statutory net gain from operations of $43.8 million and statutory net income of $47.6 million for the quarter ended March 31, 2014.
●	PLIC reported statutory net investment income of $154.7 million for the quarter ended March 31, 2014.

FIRST QUARTER 2014 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

The following are currently estimated operating metrics for the first quarter 2014 for The Phoenix Companies, Inc.:

●	Annuity deposits of $170.4 million for the first quarter of 2014.
●	Net annuity flows (deposits less surrenders) of $(2.3) million for the first quarter of 2014.
●	Annuity funds under management of $5.5 billion at March 31, 2014.
●	Life insurance annualized premium of $0.5 million for the first quarter of 2014.
●	Gross life insurance in-force of $102.4 billion at March 31, 2014.
●	First quarter 2014 mortality was favorable compared with expectations, driven by universal life results in the open block. Closed block mortality experience also was favorable.
●	First quarter 2014 total individual life surrenders at an annualized rate of 4.8%, and closed block life policies at an annualized rate of 4.7%.
●	First quarter 2014 annuity surrenders at an annualized rate of 12.5%.
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Holding company cash and non-affiliated securities totaled $175.6 million at March 31, 2014, net of $9.4 million in 2014 audit, financial and actuarial consulting and legal expenses related to the restatement process that were settled in the first quarter of 2014. An additional $23.5 million in restatement related expenses were incurred but not settled in the first quarter of 2014.

●	Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, was $0.4 million for the first quarter of 2014.

MOST CURRENT ASSESSMENT OF FINANCIAL CONDITION

    The Phoenix Companies, Inc. today advised that the first quarter 2014 and the full year 2013 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators should be relied upon as the most current assessment of their respective financial conditions.
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    The Phoenix Companies, Inc. noted that statutory results of its insurance company subsidiaries are not indicative of, and are not a replacement for, its consolidated GAAP results. Because of the differences between statutory and GAAP accounting principles, variances between the statutory financial results of its insurance company subsidiaries and their or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

ABOUT PHOENIX

    The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the administrative order entered by the SEC with respect to the Company and its wholly-owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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